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                                                                      EXHIBIT 12

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
SEC FILING - FORM 10-K - Year End 2001
EXHIBIT 12 - RATIO OF EARNINGS TO FIXED CHARGES

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
Ratio of earnings to Fixed Charges            2001            2000            1999           1998            1997
----------------------------------         ------------    ------------    ------------   ------------    ------------
Earnings

     Income from Continuing Operations          $ 75.4          $ 58.4          $ 61.5         $ 60.3          $ 42.1
Adjustments:
     Income taxes                                 34.5            37.4            37.6           35.7            24.8
     Fixed charges (as below)                     38.0            40.9            42.8           44.1            46.7
                                           ------------    ------------    ------------   ------------    ------------
              Total adjusted earnings           $147.9          $136.7          $141.9         $140.1          $113.6
                                           ============    ============    ============   ============    ============



Fixed charges:
     Net interest expense                       $ 37.0          $ 40.4          $ 41.7         $ 43.0          $ 46.0
Adjustments:
     Interest component of rents                   0.3             0.1             0.0            0.1             0.4
     AFUDC debt                                    0.7             0.4             1.1            1.0             0.3
                                           ------------    ------------    ------------   ------------    ------------
              Total fixed charges               $ 38.0          $ 40.9          $ 42.8         $ 44.1          $ 46.7
                                           ============    ============    ============   ============    ============


                                           ------------    ------------    ------------   ------------    ------------
Ratio of earnings to fixed charges                 3.9             3.3             3.3            3.2             2.4
                                           ============    ============    ============   ============    ============
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